Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

TUFCO TECHNOLOGIES, INC.

at

$6.07 Net Per Share in Cash

Pursuant to the Offer to Purchase dated January 9, 2014

by

PACKERS ACQUISITION SUB, INC.

an indirect wholly-owned subsidiary of

GRIFFIN HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FEBRUARY 6, 2014, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Tufco Technologies, Inc., a Delaware corporation (“Tufco”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date, or (iii) time will not permit all required documents to reach Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

If delivering by mail: Broadridge Corporate Issuer Solutions, Inc. Attn: BICS Re-Organization Department P.O. Box 1317 Brentwood, New York 11717	If delivering by hand or courier: Broadridge Corporate Issuer Solutions, Inc. Attn: BICS Re-Organization Department 1981 Marcus Avenue, Suite 100 Lake Success, New York 11042-1046

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

1.

Ladies and Gentlemen:

The undersigned hereby tenders to Packers Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Griffin Holdings, LLC, a New York limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 9, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Tufco specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

  Number of Shares and Certificate No(s)

  (if available)

☐	Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):

      Notice of Guaranteed Delivery

2.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ Capital Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.

(Authorized Signature)

Name:
(Please type or print)
Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

3.